Exhibit 21
Subsidiaries of Registrant

The Company has the following subsidiaries, all of which are wholly owned and included in the consolidated financial statements.

Name of Subsidiary	State or Country of Incorporation
Aerospace Metal Composites Limited	England
Egbert Corp.	Ohio
WAM Acquisition Corp.	New York
Zentrix Liquidation Corp.	California
Materion Acquisition Corp.	New York
Materion Advanced Chemicals Inc.	Wisconsin
Materion Advanced Materials Technologies and Services Netherlands BV	Netherlands
Materion Advanced Materials Technologies and Services Suzhou Ltd.	China
Materion Advanced Materials Technologies and Services Corp.	New Mexico
Materion Advanced Materials Technologies and Services Far East PTE Ltd.	Singapore
Materion Advanced Materials Technologies and Services Inc.	New York
Materion Advanced Materials Technologies and Services Taiwan Co. Ltd.	Taiwan
Materion Advanced Materials Germany GmbH	Germany
Materion Brewster LLC	New York
Materion Brush (Japan) Ltd.	Japan
Materion Brush (Singapore) PTE Ltd.	Singapore
Materion Brush GmbH	Germany
Materion Brush Inc.	Ohio
Materion Brush International	Taiwan
Materion Brush International	Hong Kong
Materion Brush Singapore Shanghai	China
Materion Brush Singapore India SRO	India
Materion Brush International Inc.	Ohio
Materion Brush Ltd.	England
Materion Ceramics Inc.	Arizona
Materion Czech S.R.O.	Czech Republic
Materion Holdings Co. Inc.	New York
Materion Ireland Holdings Ltd.	Ireland
Materion Ireland Ltd.	Ireland
Materion Large Area Coatings LLC	Delaware
Materion Natural Resources Inc.	Utah
Materion Performance Alloys and Composites Netherlands BV	Netherlands
Materion Performance Alloys and Composites Hong Kong Ltd.	China
Materion Performance Alloys and Composites Taiwan Co. Ltd.	Taiwan
Materion Precision Optics (Korea) Limited	Korea
Materion Precision Optics (Shanghai) Limited	China
Materion Precision Optics (Japan) GK	Japan
EIS Optics Limited (U.K.)	England
Materion Precision Optics and Thin Film Coatings Corporation	California
Materion Precision Optics and Thin Film Coatings Inc.	Massachusetts
Materion Services Inc.	Ohio
Materion Technical Materials Inc.	Ohio
Materion Technologies Inc.	Arizona